RADIANT LOGISTICS

Contact:	Bohn H. Crain
Chief Executive Officer
Radiant Logistics, Inc.
(425) 943-4599

RADIANT LOGISTICS ANNOUNCES RESULTS
 FOR THE FISCAL SECOND QUARTER ENDED DECEMBER 31, 2009

Recognizes a Gain of Approximately $355,000 in Settlement of Disputes in Connection with its Acquisition of Adcom Worldwide

BELLEVUE, WA, February 17, 2010 – Radiant Logistics, Inc. (OTC BB: RLGT), a domestic and international freight forwarding and logistics services company, today reported financial results for the three and six months ended December 31, 2009.

For the three months ended December 31, 2009, Radiant reported net income of $549,000 on $39.1 million of revenues, or $0.02 per basic and fully diluted share, including a gain on litigation settlement of $355,000.  For the three months ended December 31, 2008, Radiant reported a net loss of $10,216,000 on $42.5 million of revenues, or a loss $0.29 per basic and fully diluted share, including a non-cash charge of $11.4 million for impairment of goodwill.

For the six months ended December 31, 2009, Radiant reported net income of $665,000 on $73.1 million of revenues, or $0.02 per basic and fully diluted share, including a gain on litigation settlement of $355,000.  For the six months ended December 31, 2008, Radiant reported a net loss of $9,966,000 on $74.9 million of revenues, or $0.29 per basic and fully diluted share, including a non-cash charge of $11.4 million for impairment of goodwill.

In December 2009, the Company recorded a gain of $355,000 in connection with the favorable settlement of a dispute with the former owner of Adcom Worldwide related to the calculation and payment of working capital and certain related post closing items.

In December 2008, the Company recorded a non-cash charge of $11.4 million for impairment of goodwill. The goodwill charge was a result of the material decline in the market value of the Company's equity during the fourth quarter of 2008.  The  non-cash charge has not had any  impact on its financial condition or affected the financial covenants of the Company’s  credit facility.

The Company also reported adjusted EBITDA (earnings before interest, taxes, depreciation amortization), excluding the non-recurring items, of $1,026,000 for the three months ended December 31, 2009, compared to adjusted EBITDA of $1,382,000 for the comparable prior year period.

The Company also reported adjusted EBITDA (earnings before interest, taxes, depreciation amortization), excluding the non-recurring items, of $1,750,000 for the six months ended December 31, 2009 compared to adjusted EBITDA of $2,176,000  for the comparable prior year period. A reconciliation of our adjusted EBITDA to the most directly comparable GAAP measure appears at the end of this release.

The Company has also provided additional prior period analysis using pro forma results of operations presented as if Radiant had acquired Adcom as of July 1, 2008 which is included in the Company’s Form 10-Q for the quarter ended December 31, 2009 and filed February 16, 2010.

“Given the realities of today’s economic environment, we remain very pleased with our overall operating results,” said Bohn Crain, Chairman and CEO. “For the quarter ended December 31, 2009, our revenues decreased 8.0% to $39.1 million as compared to $42.5 million for the comparable prior year period.  Net transportation revenues also decreased 14.7% to $11.5 million as compared to $13.5 million for the comparable prior year period.  This contraction was a direct result of the slowing economy.  While we were successful in off-setting much of this compression with corresponding reductions in agent commissions and significant savings in personnel costs as a result of the migration of Adcom’s back-office operations to Bellevue, we did see increases in legal and other general and administrative costs that should revert to more normal levels in future periods.

Mr. Crain continued, “Also included in this quarter’s results is the very favorable ruling in connection with an arbitration proceeding with the former owner of Adcom Worldwide who was seeking payments in excess of $1.0 million related to working capital balances which we acquired as part of that transaction. It was ultimately resolved that the former owner actually owed us approximately $357,000 as a result of working capital shortfall as of the closing date.  After giving effect for other ancillary issues addressed in the arbitration proceeding and related legal fees, we reported a gain of approximately $355,000 as a result of the settlement. Excluding the positive impact of this gain, our adjusted EBITDA for the quarter ended December 31, 2009 decreased 25.7% to $1,026,000 from $1,382,000.”

Crain concluded, “As we look forward to the balance of our fiscal year ending June 30, 2010, we remain cautiously optimistic that our non-asset based business model will continue to perform relatively well through this difficult market environment. For the fiscal year ending June 30, 2010, we are updating our prior guidance and expect to generate approximately $3.5 million in adjusted EBITDA on $140 million in annual revenues.  This is before considering the impact of any future acquisitions or improvement in the general economic climate.  Looking forward, our strategy remains unchanged. From our current platform, we believe profitable growth can be best achieved by continuing to bring value to the agent-based forwarder community and continuing to execute our three-prong strategy of first, providing continuous improvement to our existing network participants in terms of technology, buy rates and enhanced service offerings; second,  building upon the success of our organic growth initiative by on-boarding additional agent stations; and third,  opportunistically pursuing acquisition opportunities, including strategic opportunities within the community of agent-based forwarders.”

Supplemental Pro Forma Information

We believe that supplemental disclosure of our adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation, goodwill impairment and other non-cash costs is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business.  Adjusted EBITDA is a non-GAAP measure of income.  A reconciliation of adjusted EBITDA amounts to Net income, the most directly comparable GAAP measure, for the three and six months ended December 31, 2009 and 2008 is shown below:

(Amounts in 000’s)	THREE MONTHS ENDED DECEMBER 31,		SIX MONTHS ENDED DECEMBER 31,
	2009	2008	2009	2008

Net income (loss)	$549	$(10,216)	$665	$(9,966)

Interest expense – net	27	67	82	92
Income tax expense (benefit)	337	(383)	408	(230)
Depreciation and amortization	386	473	796	788

EBITDA	1,299	(10,059)	1,951	(9,316)
Share-based compensation and other non-cash charges	82	38	154	89
Gain on litigation settlement	(355)	-	(355)	-
Goodwill impairment	-	11,403	-	11,403

Adjusted EBITDA	$1,026	$1,382	$1,750	$2,176

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States. A reconciliation of adjusted EBITDA amounts to Net income, the most directly comparable GAAP measure, for the fiscal year ending June 30, 2010 is shown below:

Financial Outlook

(Amounts in 000’s)	FISCAL YEAR ENDED JUNE 30, 2010

Net income	$1,087

Interest expense – net	200
Income tax expense	668
Depreciation and amortization	1,600

EBITDA	3,555
Stock-based compensation and other
non-cash charges	300
Gain on litigation settlement	(355)

Adjusted EBITDA	$3,500

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Friday February 19, 2010 at 4:00 pm, ET to discuss the contents of the release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 345067.

About Radiant Logistics (OTC BB: RLGT)
Radiant Logistics (www.radiant-logistics.com) is a non-asset based logistics company providing domestic and international freight forwarding and related services through a network of approximately 70 company owned and exclusive agent offices across North America. Operating under the Airgroup, Adcom Worldwide and Radiant Logistics brands, the company services a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world. For more information about Radiant Logistics, please contact Bohn Crain at (425) 943-4599.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, our ability to: use Airgroup as a “platform” upon which we can build a profitable global transportation and supply chain management company; retain and build upon the relationships we have with our exclusive agency offices; continue the development of our back office infrastructure and transportation and accounting systems in a manner sufficient to service our expanding revenues and base of exclusive agency locations; maintain the future operations of Adcom in a manner consistent with its past practices, integrate the operations of Adcom with our existing operations, continue growing our business and maintain historical or increased gross profit margins; locate suitable acquisition opportunities; secure the financing necessary to complete any acquisition opportunities we locate; assess and respond to competitive practices in the industries in which we compete, mitigate, to the best extent possible, our dependence on current management and certain of our larger exclusive agency locations; assess and respond to the impact of current and future laws and governmental regulations affecting the transportation industry in general and our operations in particular;  as well as those risk factors disclosed in Item 1A of  our Report on Form 10-K for the year ended June 30, 2009 and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiant-logistics.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

RADIANT LOGISTICS, INC.
Consolidated Balance Sheets

	December 31,	June 30,
	2009	2009
ASSETS
Current assets -
Cash and cash equivalents	$478,132	$890,572
Accounts receivable, net of allowance
of $824,997 and $754,578 respectively	21,641,624	17,275,387
Current portion of employee loan receivable and other receivables	396,478	613,288
Income tax deposit	31,518	535,074
Prepaid expenses and other current assets	542,503	305,643
Deferred tax asset	454,054	427,713
Total current assets	23,544,309	20,047,677

Furniture and equipment, net	567,778	760,507

Acquired intangibles, net	2,587,065	3,179,043
Goodwill	494,291	337,000
Employee loan receivable, net of current portion	49,900	40,000
Investment in real estate	40,000	40,000
Deposits and other assets	100,499	359,606
Total long term assets	3,271,755	3,955,649
Total assets	$27,383,842	$24,763,833

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities -
Accounts payable and accrued transportation costs	15,637,117	13,249,628
Commissions payable	1,143,059	1,323,004
Other accrued costs	579,021	472,202
Due to former Adcom shareholder	1,515,324	2,153,721
Total current liabilities	18,874,521	17,198,555

Long term debt	8,707,239	7,869,110
Deferred tax liability	117,196	352,387
Total long term liabilities	8,824,435	8,221,497
Total liabilities	27,698,956	25,420,052

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized. Issued and outstanding: December 31, 2009 – 32,397,810; June 30, 2009 – 34,106,960	16,157	16,157
Additional paid-in capital	7,998,362	7,889,458
Treasury stock, at cost, 2,304,150 and 595,000 shares, respectively	(629,886)	(138,250)
Retained deficit	(7,760,332)	(8,425,491)
Total Radiant Logistics, Inc. stockholders’ deficit	(375,699)	(658,126)
Non-controlling interest	60,585	1,907
Total stockholders’ equity (deficit)	(315,114)	(656,219)
Total liabilities and stockholders’ equity (deficit)	$27,383,842	$24,763,833

RADIANT LOGISTICS, INC.
Consolidated Statements of Income (Operations)

	THREE MONTHS ENDED DECEMBER 31,		SIX MONTHS ENDED DECEMBER 31,
	2009	2008	2009	2008

Revenue	$39,115,845	$42,513,263	$73,144,179	$74,907,962
Cost of transportation	27,611,567	29,023,751	51,091,017	50,235,011
Net revenues	11,504,278	13,489,512	22,053,162	24,672,951

Agent commissions	7,838,360	9,000,585	15,293,565	16,553,457
Personnel costs	1,531,465	2,110,217	2,953,862	3,723,841
Selling, general and administrative expenses	1,153,161	1,026,362	2,249,433	2,125,384
Depreciation and amortization	385,937	472,709	795,717	788,066
Goodwill impairment	-	11,403,342	-	11,403,342
Restructuring charges	-	-	-	220,000
Total operating expenses	10,908,923	24,013,215	21,292,577	34,814,090

Income (loss) from operations	595,355	(10,523,703)	760,585	(10,141,139)

Other income (expense):
Interest income	9,563	5,429	3,273	6,417
Interest expense	(36,756)	(72,381)	(85,791)	(98,077)
Other	454	108	98,765	35,104
Gain on litigation settlement	354,670	-	354,670	-
Total other income (expense)	327,931	(66,844)	370,917	(56,556)

Income (loss) before income tax (expense) benefit	923,286	(10,590,547)	1,131,502	(10,197,695)

Income tax (expense) benefit	(336,539)	382,690	(407,665)	230,031

Net income (loss)	586,747	(10,207,857)	723,837	(9,967,664)

Less: Net (income) loss attributable to non-controlling interest	(37,638)	(7,843)	(58,678)	2,147

Net income (loss) attributable to Radiant Logistics, Inc.	$549,109	$(10,215,700)	$665,159	$(9,965,517)

Net income (loss) per common share – basic	$.02	$(.29)	$.02	$(.29)
Net income (loss) per common share – diluted	$.02	$(.29)	$.02	$(.29)

Weighted average shares outstanding:
Basic shares	32,533,680	34,701,960	32,950,810	34,698,563
Diluted shares	32,723,181	34,701,960	33,135,684	34,698,563

The accompanying notes form an integral part of these condensed consolidated financial statements.

RADIANT LOGISTICS, INC.
Reconciliation of EBITDA to Net Income and Net Cash Provided By Operating Activities
(UNAUDITED)

As used in this report, adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization adjusted for stock-based compensation and other non-cash charges.  We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges.  Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance.  We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.  EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with accounting principles generally accepted in the United States of America.

The following is a reconciliation of adjusted EBITDA to both net income and cash flow provided by operating activities:

	THREE MONTHS ENDED DECEMBER 31,		SIX MONTHS ENDED DECEMBER 31,
	2009	2008	2009	2008
Adjusted EBITDA	$1,026,166	$1,381,957	$1,750,106	$2,176,191
Stock-based compensation and other non-cash charges	(82,058)	(37,344)	(153,717)	(88,671)
Gain on litigation settlement	354,670	-	354,670	-
Goodwill impairment	-	(11,403,342)	-	(11,403,342)
EBITDA	1,298,778	(10,058,729)	1,951,059	(9,315,822)

Depreciation and amortization	(385,937)	(472,709)	(795,717)	(788,066)
Interest expense, net	(27,193)	(66,952)	(82,518)	(91,660)
Income tax (expense) benefit	(336,539)	382,690	(407,665)	230,031
Net income (loss)	549,109	(10,215,700)	665,159	(9,965,517)

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
Non-cash compensation expense (stock options)	54,697	32,779	108,904	80,692
Stock issued for investor relations services	-	-	-	12,084
Amortization of intangibles	283,654	348,045	591,978	565,060
Deferred income tax expense (benefit)	(201,469)	(518,926)	(261,532)	566,866
Depreciation and amortization of bank fees	121,262	129,229	222,719	230,984
Goodwill impairment	-	11,403,342	-	11,403,342
Gain on litigation settlement	(354,670)	-	(354,670)	-
Change in non-controlling interest of subsidiaries	37,638	7,844	58,678	(2,147)
Provision for doubtful accounts	38,195	53,682	143,608	149,095

CHANGE IN OPERATING ASSETS AND LIABILITIES:
Accounts receivable	(2,270,906)	3,820,991	(4,436,656)	3,657,072
Employee receivable and other receivables	43,794	3,423	218,741	(36,813)
Prepaid expenses and other assets	35,933	9,065	(99,071)	161,670
Accounts payable & accrued transportation costs	1,561,598	(6,212,557)	2,383,214	(6,518,887)
Commissions payable	(621,658)	(1,065,356)	(179,945)	224,201
Other accrued costs	36,781	(99,852)	(172,669)	130,571
Income tax deposit	374,348	(1,604,225)	503,556	(2,450,756)
Total adjustments	(860,803)	6,307,484	(1,273,145)	8,173,034

Net cash used for operating activities	$(311,694)	$(3,908,216)	$(607,986)	$(1,792,483)